EXHIBIT 23-5



[Letterhead S.A. Holditch & Associates, Inc.]
ONE SHELL SQUARE, SUITE 4320
701 POYDRAS STREET
NEW ORLEANS, LOUISIANA 70139-4301

February 29, 1996

MCN Corporation
500 Griswold
Detroit, Michigan 48226

Re: MCN Corporation
1995 Annual Report on Form 10-K

Ladies and Gentlemen:

The firm of S.A. Holditch & Associates, Inc., consents to the use of its name and the information contained in its report dated December 28, 1995, regarding MCN Corporation oil and gas reserve information as of December 31, 1995, in its 1995 Annual Report on Form 10-K.

In addition, S.A. Holditch & Associates, Inc. consents to the incorporation by reference of said material in
Registration Statement Nos. 33-43075,   33-52825 and 33-
52827 on Form S-8, 33-55665 and 33-57115 on Form S-3 and
Post Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Corporation.

S.A. Holditch & Associates, Inc. has no interest in MCN
Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Corporation. We are not employed by MCN
Corporation on a contingent basis.

Very yours truly,

/s/ W. Denton Copeland, P.E.

W. Denton Copeland, P.E.

WDC/dg